OFFERING SUBSCRIPTION AGREEMENT
                              PREMIER BANCORP, INC.
                                 500,000 Shares
                                  Common Stock
                           (Par value $0.33 Per Share)
                        Minimum Subscription: 100 Shares
                       Maximum Subscription: 10,000 Shares
                             Price Per Share: $11.00


Premier Bancorp, Inc.
379 North Main Street
Doylestown, Pennsylvania 18901-0816
Attn:  John C. Soffronoff, President

Ladies and Gentlemen:

     1. I(We) (the "Undersigned") subscribe for and agree to purchase the number of shares of Common Stock of Premier Bancorp, Inc. (the "Company") in connection with the Community Offering, upon the terms and conditions provided herein and in the Company's Offering Circular dated September 30, 1998, and any supplements thereto (the "Offering Circular") (capitalized terms used but not defined herein are defined in the Offering Circular), as follows:

      No. of Shares                 Price Per Share            Purchase Price
   (100 Share Minimum)
  (10,000 Share Maximum)

    ________________        X           $11.00          =        ____________


     2. Method of Payment (Check One)

     ______ Enclosed is the Undersigned's check, bank draft or money order made payable, in United States currency, to the order of "Premier Bancorp, Inc.", for the amount of the Purchase Price, as reflected in Paragraph 1.

     ______ The Undersigned authorizes withdrawal from this (these) account(s) at Premier Bank for the amount of the Purchase Price, as reflected in Paragraph 1. (There is no penalty for early withdrawal used for this payment.)

===============================================================================
    Account Number(s)                                              Amount
                                                     $
                                                     $
                                                     $
Total Amount to be Withdrawn                         $
===============================================================================


     3. Stock Registration (Please type or print the information requested below.)

    __________________________________________     Day Phone (     )___________
    Name(s) in which stock is to be registered
                                                Evening Phone(    )____________

    ------------------------------------------
    Name(s) in which stock is to be registered


    ------------------------------------------
    Title, if applicable, of Subscriber


    ------------------------------------------
    Title, if applicable, of Subscriber


    ------------------------------------------
    Street Address of Subscirber


    ------------------------------------------
    City     County     State     Zip Code


    -------------------------------------------------
     Social Security or Tax I.D. Number of Subscriber


    -------------------------------------------------
     Social Security or Tax I.D. Number of Co-Subscriber


     The manner of ownership shall be (check one):

       [ ]  Individual
       [ ] Tenants by the entireties (each must sign) [ ] Joint Tenants with right of survivorship (each must sign) [ ] Tenants in Common (each must sign) [ ] In Partnership [ ] As custodian, trustee or agent for ______________ [ ] Corporation Street Address of Subscriber


     4. The Company has the right to accept or reject, in whole or in part, for any reason whatsoever, shares subscribed for herein.

     5. This agreement shall not be revoked by the Undersigned. The Undersigned understands that there is no aggregate minimum number of shares of Common Stock that the Company must sell pursuant to the Offering. The Undersigned understands and agrees that there shall be no refund of any portion of the Total Purchase Price paid pursuant to this agreement unless and until the Company rejects the Subscription, as described in paragraph 4, above.

     6. Any refund checks shall be made payable to and sent to the Undersigned at the address specified above. All shares of Common Stock shall be registered in the name(s) of, and sent to the address specified above.

     7. This agreement shall be accepted and become an agreement binding on the Company, only if and when executed in the name and on behalf of the Bank and when notice of such execution and acceptance (which may be a copy or similar counterpart hereof) is mailed to the Undersigned. This agreement is binding, after acceptance by the Bank, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned.

     8. The Undersigned has/have received, read and understood the Company's Offering Circular dated September 30, 1998, and any supplements thereto, and understands that this representation does not constitute a waiver of any rights under the Securities Act of 1933, the Securities Exchange Act of 1934 or under the Pennsylvania Securities Act of 1972 and the rules and regulations adopted thereunder. The Undersigned understand(s) that investment in the Common Stock includes certain risks and the Undersigned has/have carefully read and considered the matters set forth under the caption "Risk Factors" in the Offering Circular. No information or representation that is either inconsistent with or undisclosed in the Offering Circular has been received by the Undersigned from representatives of the Company or anyone else. The Undersigned acknowledges and understands that no Federal or State Agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement of the shares.

     9. The Offering will terminate at 5:00 p.m. on December 15, 1998, or at such later date as shall be determined by the Company, but in no event later than 5:00 p.m. on January 30, 1999 (the "Offering Termination Date").

     10. The Undersigned represent(s) that he/she/we is/are: (i) at least eighteen (18) years of age; and (ii) a resident of the Commonwealth of Pennsylvania.

     11. The Undersigned represents that he/she/they is/are acquiring the shares for his/her/their own account, solely for investment and not with a view to resale or distribution.

     12. The Undersigned agree(s) not to transfer or assign this agreement, or any interest herein, including, but not limited to, the Common Stock purchased hereunder, except in accordance with all applicable laws.

     13. The Undersigned acknowledges that the shares of the Company's Common Stock offered hereby are not deposits. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risk, including the possible loss of principal. Furthermore, an investment in the shares of the Company's Common Stock hereby offered is not guaranteed by the Company.

     14. If this agreement is executed on behalf of a corporation, partnership, trust or other entity, the Undersigned has/have been duly authorized to execute this agreement and all other instruments in connection with the purchase of the Common Stock, and the signature(s) of the Undersigned is/are binding upon such corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification for said authorization.

     15. The provisions of this agreement shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania. In the event there is any conflict between the Offering Circular and this agreement, the terms set forth in the Offering Circular and any supplements thereto shall be controlling.

     16. This agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the party to be bound thereby.

                    Dated: _________________________________


                                     -----------------------------------------
                                         (Signature of Subscriber)


                                     -----------------------------------------
                                            (Print Name)


                                     -----------------------------------------
                                          (Signature of Co-Subscriber)


                                     -----------------------------------------
                                            (Print Name)
Accepted:

PREMIER BANCORP, INC.


By:  ______________________________
         (Authorized Signature)


     ------------------------------
         (Date of Execution)